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EXHIBIT 99.2

BLUE PUMPKIN SOFTWARE, INC.

AND SUBSIDIARIES

Condensed Consolidated Financial Statements (Unaudited)

November 30, 2004

CONTENTS

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets	3
Condensed Consolidated Statements of Operations	4
Condensed Consolidated Statements of Cash Flows	5
Notes to the Condensed Consolidated Financial Statements	6

BLUE PUMPKIN SOFTWARE, INC.
AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(In thousands, except share amounts)

(Unaudited)

Nov. 30 2004
ASSETS
Current assets:
Cash	$8,861
Accounts receivable less allowance of $2,065	7,358
Inventory	67
Prepaid expenses and other current assets	990
Deferred tax asset	1,383

Total current assets	18,659
Property and equipment, net	714
Goodwill	6,069
Other assets	98

Total assets	$25,540

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$598
Accrued liabilities	1,853
Accrued payroll costs	1,403
Deferred revenue	7,119
Line of credit	2,075

Total current liabilities	13,048
Term loan	4,000
Deferred revenue, net of current portion	1,744

Total liabilities	18,792
Commitments and contingencies
Redeemable convertible preferred stock, no par value.
Authorized 19,462,791 shares, issued and outstanding 18,774,700 liquidation preference of $110,788	94,170
Shareholders' deficit:
Preferred stock, no par value; Authorized 3,100,000 sahres; issued and outstanding 3,099,856 shares liquidation preference of $2,200	2,223
Common stock, no par value; Authorized 62,500,000 shares; issued and outstanding 10,546,799 shares
Deferred employee stock-based compensation	(32)
Accumulated deficit	(89,613)

Total shareholders' deficit	(87,422)

Total liabilities and shareholders' deficit	$25,540

See accompanying notes to condensed consolidated financial statements

BLUE PUMPKIN SOFTWARE, INC.
AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Six months ended Nov. 30 2004	Six months ended Nov. 30 2003
Revenues:
License fees	$5,668	$5,709
Services	11,127	9,797

Total revenues	16,795	15,506

Cost of revenues:
License fees	460	396
Services	3,222	2,083

Total cost of revenues	3,682	2,479

Gross profit	13,113	13,027

Operating expenses:
Research and development	2,426	2,903
Sales, general and administrative	11,058	9,321

Total operating expenses	13,484	12,224

Income(loss) from operations	(371)	803
Interest income	25	25
Interest expense	(222)	(196)

Income(loss) before provisions for income taxes	(568)	632
Income tax expense	12	—

Net income(loss)	$(580)	$632

See accompanying notes to condensed consolidated financial statements

BLUE PUMPKIN SOFTWARE, INC.
AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended November 30, 2004	Six months ended November 30, 2003
Cash flows from operating activities:
Net income(loss)	$(580)	$632
Adjustments to reconcile net income(loss) to net cash used in operating activities:
Provision for allowance for doubtful accounts receivable	2,013	150
Depreciation and amortization	374	370
Stock compensation	25	31
Changes in operating assets and liabilities:
Accounts receivable	(205)	(112)
Prepaid expenses and other assets	427	(171)
Accounts payable	(318)	(271)
Accrued liabilities	230	(1,691)
Accrued payroll costs	(424)	(201)
Deferred revenue	(680)	(2,204)

Net cash provided by (used in) operating activities	862	(3,467)

Cash flows used in investing activities:
Purchase of property and equipment	(228)	(116)

Net cash used in investing activities	(228)	(116)

Cash flows from financing activities:
Proceeds from line of credit	—	906

Net cash provided by financing activities	—	906

Net increase (decrease) in cash and cash equivalents	634	(2,677)
Cash and cash equivalents at beginning of period	8,227	9,053

Cash and cash equivalents at end of period	$8,861	$6,376

Supplemental disclosures of cash flow information:
Cash paid during year:
Interest	$154	$181
Income taxes	5	—

See accompanying notes to condensed consolidated financial statements

BLUE PUMPKIN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF BUSINESS

        Blue Pumpkin Software, Inc. and its subsidiaries ("Company") is a leading provider of enterprise workforce optimization services and applications that enable businesses to make the most of their most critical and expensive resource: their people. The Company's solutions help businesses meet their goals by optimizing and aligning all the underlying workforce-related processes, including strategic resource planning, hiring, training, performance management, budgeting, scheduling and forecasting.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (Coleman Consulting Group, Inc., Blue Pumpkin Software (UK) Ltd., Blue Pumpkin Software (GmbH), Blue Pumpkin Software (Israel) Ltd., and Blue Pumpkin Software (KK Limited). All significant intercompany balances and transactions have been eliminated in consolidation.

        The financial statements presented herein are for interim six-month periods ended November 31, 2004 and November 31, 2003 and do not include all information and footnotes required by generally accepted accounting principles in the United States of America. However, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations for the relevant periods have been made. These financial statements should be read in conjunction with the Summary of Significant Accounting Policies and the notes to the Consolidated Financial Statements for the year ended May 31, 2004. Results for the interim periods are not necessarily indicative of the results to be expected for the year.

        The Company disposed of its controlling interest in the following subsidiaries: Blue Pumpkin Software (UK) Ltd. on June 1, 2003 and Blue Pumpkin Software (KK Limited) on February 29, 2004.

        As a result of the disposal of their controlling interest in Blue Pumpkin Software (UK) Ltd., and Blue Pumpkin Software (KK Limited) during 2004, the company no longer consolidates the results of operations for these two entities.

  Use of Estimates

        The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include judgments related to revenue recognition; the valuation of intangibles, goodwill, accounts receivable, and deferred income tax assets; and accounting for income taxes. Actual results could differ from those estimates.

  Certain Risks and Uncertainties

        The Company's products and services are concentrated in the software industry, which is characterized by rapid technological advances and changes in customer requirements. The success of the company depends on management's ability to anticipate or to respond quickly and adequately to technological developments in its industry and changes in customer requirements. Any significant delays in the development or introduction of products or services could have a material adverse effect on the company's business and operating results.

  Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on deposit, money market accounts. We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. All of the company's cash equivalents are classified as available-for-sale. Accordingly, in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", cash equivalents are reported at fair value, with unrealized gains and losses included in stockholders' equity as a component of accumulated other comprehensive income, net of tax, if any.

  Concentration of Credit Risk

        The majority of the Company's cash and cash equivalents are deposited with three major financial institutions in the United States. Deposits in these institutions have exceeded the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation.

        Most of the Company's customers are located in North America, principally the United States, as well as in Europe and Asia. No single customer accounted for more than 10% of the Company's sales during the six months ended November 30, 2004 and November 30, 2003. As of November 30, 2004 the Company had one customer with an accounts receivable balance of 19% of aggregate accounts receivable, respectively. The Company performs ongoing credit evaluations of its customers and does not require collateral from its customers.

  Revenue Recognition

        The Company derives revenues principally from the sale of software product licenses and from maintenance and professional services.

        The Company recognizes product license revenues in accordance with the provisions of American Institute of Certified Public Accounts (AICPA) Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." The Company recognizes product license revenues when all of the following conditions are met:

  •
  Persuasive evidence of a non-cancelable agreement exists

  •
  The product has been delivered to the customer

  •
  The amount of fees to be paid by the customer is fixed or determinable

  •
  Collection of the fee is probable

        For contracts with multiple elements (e.g., license, maintenance, implementation, and other services), revenue is allocated to each element of the contract based on vendor specific objective evidence (VSOE) of its fair value, which is the price charged when the elements are sold separately. The Company uses the residual method to allocate revenue to the license portion of multiple-element transactions.

        Customers who purchase the Company's software products may purchase professional services from the Company. Professional services, which are sold either in conjunction with a multiple-element arrangement or separately, include implementation and integration of software products, training, and consulting. The Company's professional services generally are not essential to the functionality of the software. The Company's software products are fully functional upon delivery and implementation and generally do not require any significant modification or alteration. Customers typically purchase professional services to facilitate the adoption of the Company's technology and dedicate personnel to participate in the services being performed, but they may also use their own resources or appoint other professional service organizations to provide these services. Software products are billed separately and independently from professional services, which are generally billed on a time-and-materials or milestone-achieved basis.

        Customers purchasing maintenance agreements in connection with license transactions receive unspecified upgrades and technical support. The Company recognizes maintenance revenue ratably over the period of the maintenance contract, generally one year.

  Foreign Currency Translation

        The Company has foreign subsidiaries that have the U.S. dollar as their functional currency. Monetary assets and liabilities denominated in the foreign currency are translated at exchange rates in effect at the balance sheet date and other assets and liabilities are translated at amounts, which prevailed at the date of the transaction. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and were not significant for the six months ended November 30, 2004 and November 30, 2003.

  Stock-Based Compensation

        The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB Opinion No. 25," issued in March 2000, to account for stock options. Under this method, compensation expense is recorded only if the current market price of the underlying stock exceeded the exercise price on the date of grant. The Company amortizes deferred employee stock-based compensation using the accelerated method prescribed by FIN No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans."

        SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123, as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure."

        SFAS No. 123, as amended, requires the disclosure of net income as if the Company had adopted the fair-value method for its stock-based compensation arrangements for employees since the inception of the Company. Such differences from the reported net income may not be representative of future compensation cost because options generally vest over several years and additional grants are made each year. Had the Company fully adopted the provisions of SFAS No. 123 and determined the compensation cost in accordance with SFAS No. 123, the Company's net income for the six months ended November 30, 2004 and November 30, 2003 would have been as follows (in thousands):

	Six months Ended November 30, 2004	Six months Ended November 30, 2003
Net income(loss) as reported	$(580)	$632
Add employee stock based compensation included in net income, net of tax	26	30
Deduct stock-based compensation expense determined under the fair-value method for all awards, net of tax	(25)	(90)

Pro forma net income(loss)	$(579)	$572

        Stock, stock options, and warrants for stock issued to non-employees are accounted for at fair value in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

  Reclassifications

        Certain amounts presented in the 2003 condensed consolidated financial statements have been reclassified to conform to the current period's presentation.

  Impairment of long-lived assets

        The Company reviews its long-lived assets, including property and equipment and intangible assets with estimable useful lives, for impairment whenever an event or change in facts and circumstances indicates that their carrying amount may not be recoverable. The Company assesses impairment of its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company determines recoverability of the assets by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. The impairment recognized is the amount by which the carrying amount exceeds the fair market value of the asset. Management does not believe that there were any triggering events during the six months ended November 30, 2004 and November 30, 2003.

  Comprehensive Income (Loss)

        Net income (loss), as reported in the consolidated statements of operations, is the Company's only component of comprehensive income (loss) during all periods presented.

  Recently Issued Accounting Standards

        In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after December 15, 2004. The Company is currently evaluating the impact of adopting SFAS 150.

NOTE 3—DEBT

        In April 2002, the Company entered into a loan and security agreement (the New Agreement) with a financial institution, which provides for a term loan of $5,000,000. The term loan bears interest at the higher of prime plus 2.25% or 7% per annum payable in monthly installments, and matures on March 4, 2005. Principal payments shall commence on October 4, 2003. The Agreement is collateralized by substantially all of the Company's assets. Subsequent to May 31, 2003, the loan was repaid in full.

        In July 2003, the Company entered into a new loan and security agreement (the Agreement) with a financial institution, which provided for a term loan of $5,000,000. The term loan bears interest at the bank's prime rate (5% as of November 30, 2004) plus 0.5% per annum payable in monthly installments, and matures on July 18, 2005. The Agreement is collateralized by substantially all of the Company's assets. The Company paid down $1,000,000 of this loan during the twelve months ended May 31, 2004 and has $4,000,000 outstanding as of November 30, 2004.

        The Agreement also allows the Company to borrow against a line of credit for up to $3,500,000. The line of credit bears interest at the bank's prime (5% as of November 30, 2004) rate plus between 0.50% and 1.25%. The balance outstanding at November 30, 2004 was $2,075,000.

        The Agreement contains certain restrictive financial covenants, which require the Company to maintain a minimum level of tangible net worth, a minimum quick ratio, and minimum cash flow coverage, certain level of cash and other items. Of the $8,861,000 in cash and cash equivalents, the Company is holding $4 million with its primary financial institution to collateralize its term loan and line of credit at November 30, 2004. Covenants in connection with the Agreement also require compliance with certain non-financial requirements. The Company was in compliance with all covenants at November 30, 2004.

        In connection with the Agreement, the Company granted the lenders warrants to purchase 38,860 shares of the Company's Series G preferred stock at an exercise price of $3.86 per share.

NOTE 4—CONTINGENCIES

        The Company is a defendant in IEX Corporation versus Blue Pumpkin Software. Inc., filed on January 11, 2001 in the Eastern District of Texas. The plaintiff is seeking unspecified damages resulting from patent infringement claims.

        On October 10, 2003, the District Court ruled that the case was without merit and dismissed it with prejudice, and awarded recovery of certain costs to the Company. The Plaintiff has appealed the District Court's ruling with the Federal Fifth Circuit Court of Appeals.

        On February 2, 2005, the Court of Appeals in the IEX case reversed the district court's grant of summary judgment and remanded the case to the district court for further proceedings consistent with certain claim construction rulings. The district court has not yet set a schedule for such further proceedings. The Company continues to believe that it has not infringed any patent and, accordingly, is vigorously defending itself against such claims.

        The Company is involved with certain other litigation matters in the ordinary course of business and has made appropriate provision in the financial statements.

NOTE 5—SUBSEQUENT EVENT

        On January 24, 2005, the Company was acquired and merged with a subsidiary of Witness Systems, Inc. ("Witness"), a global provider of performance optimization software and services. The Company became a wholly-owned subsidiary of Witness. Witness paid an aggregate of $40 million in cash and issued an aggregate of 2.1 million shares of Witness common stock to the former shareholders and certain persons who were executives or employees of the Company at the time of the Merger. Ten percent (10%) of the aggregate merger consideration will be held in escrow for one year after the closing date of the merger. The escrow period may be extended in the event that there are pending claims that are brought against the escrow fund within such one-year period. The escrow fund is available to compensate Witness, subject to certain limitations, for losses resulting from, among other things, breaches of representations, warranties or covenants in the Agreement and certain pending and potential claims and other matters specified in the Agreement.

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  EXHIBIT 99.2
BLUE PUMPKIN SOFTWARE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheet (In thousands, except share amounts) (Unaudited)
BLUE PUMPKIN SOFTWARE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (In thousands) (Unaudited)
BLUE PUMPKIN SOFTWARE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)
BLUE PUMPKIN, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS